                                                            Elizabeth O. Derrick
                                                     Direct Dial: (404) 888-7433
                                                      Direct Fax: (404) 870-4824
                                                       E-mail: bderrick@wcsr.com

                                  EXHIBIT 5.1



September 16, 1998

Clarus Corporation
3950 Johns Creek Court
Suwanee, Georgia 30024

Re: Registration Statement on Form S-4 (the "Registration Statement") with respect to shares to be issued pursuant to the Agreement and Plan of Reorganization by and between Clarus Corporation. ("Clarus"), Clarus CSA, Inc. and Elekom Corporation dated as of August 31, 1998 (the "Agreement")

Ladies and Gentlemen:

     We have acted as counsel to Clarus in connection with the registration of up to 1,391,305 shares of its common stock, par value $.0001 per share (the "Common Stock"), issuable pursuant to the Agreement, as set forth in the Registration Statement that is being filed on the date hereof by Clarus with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

     In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

     Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Commission and (2) the shares of Common Stock have been issued upon the terms and conditions set forth in the Agreement and in accordance with the Registration Statement, then the shares of Common Stock will be legally issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement under the heading "LEGAL MATTERS" as attorneys who passed upon the validity of the shares of Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    WOMBLE CARLYLE SANDRIDGE & RICE,
                                    A Professional Limited Liability Company

                                    By: /s/ Elizabeth O. Derrick
                                          Elizabeth O. Derrick